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                                                                EXHIBIT 23.1.2


                                                        Maltese, Potter
                                                          & LaMarca LLP   LOGO
                                           Certified Public Accountants



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TAM Restaurants, Inc. and Subsidiaries


We hereby consent to the incorporation by reference of the Prospectus constituting a part of this Registration Statement on Form SB-2 (No. 333-39937) of our report dated July 31, 1997 relating to the consolidated financial statements of TAM Restaurants, Inc. and Subsidiaries which is contained in that Prospectus. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Selected Financial Data" and "Experts" in the Prospectus.


/s/ Maltese, Potter & LaMarca LLP
---------------------------------
MALTESE, POTTER & LA MARCA LLP



New York, New York
February 4, 1998